-17-

                           THE DEWOLFE COMPANIES, INC.


Exhibit (11.0)        Statement Re: Computation of Earnings Per Share and
                      Earnings per Share-Assuming Dilution


                                                 Three Months Ended March 31,
                                                 ----------------------------
                                                      1998           1997
                                                      ----           ----
Numerator:
     Net Income (loss)                            $  270,000      $  (66,000)

Denominator:
     Weighted- average shares                      3,224,000       3,302,000
     Effect of Employee Stock Options                142,000              --(1)
                                                  ----------      ----------
                                                   3,366,000       3,302,000
                                                  ==========      ==========
Earnings (loss) per Share                         $     0.08      $    (0.02)
                                                  ==========      ==========
Earnings (loss) Per Share- assuming dilution      $     0.08      $    (0.02)
                                                  ==========      ==========


-------------------------------
(1) Effect of dilutive per share results for the March 31, 1997 quarter were not included as they would be antidilutive.